RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             FRONTIER AIRLINES, INC.


                  Pursuant to Section 7-110-107 of the Colorado Business Corporation Act ("Act"), Frontier Airlines, Inc., a Colorado corporation (the "Corporation"), hereby restates the Articles of Incorporation of the Corporation as follows:

                  These Restated Articles of Incorporation of the Corporation (these "Restated Articles") (i) consolidate the Amended and Restated Articles of Incorporation filed October 11, 1994, the Articles of Amendment to the Articles of Incorporation filed December 16, 1997, and Articles of Correction filed substantially concurrently herewith with the office of the Colorado Secretary of State; (ii) were adopted by the board of directors of the Corporation without shareholder action, which shareholder action was not required; and (iii) supersede all Articles of Incorporation of the Corporation, any amendments thereto and restatements thereof, as filed with the Secretary of State of Colorado.

Article I
                                      NAME

                  The name of the corporation is Frontier Airlines, Inc.

                                   Article II
                              Capital; Shareholders

2.1 Authorized Capital. The total number of shares that the Corporation will have authority to issue is forty-one million (41,000,000), of which forty million (40,000,000) shares will be common stock without par value, and one million (1,000,000) shares will be preferred stock without par value.

2.2 Common Stock. Each holder of common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of preferred stock, and except as may be provided by the laws of the State of Colorado, the holders of common stock have exclusively all other rights of stockholders of the Corporation, including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the board of directors out of assets lawfully available therefor, and (ii), in the event of any distribution of assets upon the dissolution and liquidation of the Corporation, the right to receive ratably and equally all of the assets of the Corporation remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.

2.3 Preferred Stock. The board of directors of the Corporation is authorized to provide by resolution or resolutions for the issuance of the shares of preferred stock as a class or in a series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to the class or each series includes, but is not limited to, determination of the following:

(i) The number of shares constituting any series and the distinctive designation of that series;

(ii) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of the class or of that series;

(iii) Whether the class or any series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(iv) Whether the class or any series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board of directors shall determine;

(v) Whether or not the shares of the class or of any series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of the class or of that series; and

(viii) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

2.4 Quorum; Manner of Acting. At all meetings of shareholders, a majority of the shares entitled to vote at such meeting represented in person or by proxy, shall constitute a quorum. At any meeting at which a quorum is present the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by the laws of Colorado and except that in each case where the Colorado Business Corporation Act requires a two-thirds vote of all of the outstanding shares of the Corporation entitled to vote, and such required vote is hereby reduced, as permitted by such Act, to a majority of all of the outstanding shares of the Corporation entitled to vote on the subject matter thereof.

2.5 Voting of Shares. Each shareholder of record entitled to vote shall have one vote for each share of stock standing in his name on the books of the Corporation, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                                  Article III
                                PREEMPTIVE RIGHTS

                  No shareholder of the Corporation shall have any preemptive or similar right to acquire or subscribe for any additional unissued or treasury shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                                   Article IV
                               BOARD OF DIRECTORS

                  The number of directors of the Corporation shall be fixed and may be altered from time to time as provided in the bylaws of the Corporation.

                                   Article V
                             LIMITATION ON LIABILITY

                  To the fullest extent permitted by the Colorado Business Corporation Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   Article VI
                                     OFFICES

6.1 Registered Agent. The address of the registered office of the Corporation is 12015 East 46th Avenue, Suite 200, Denver, Colorado 80239. The name of its registered agent at such address is Arthur T. Voss.

6.2 Principal Office. The address of the Corporation's principal office is 12015 East 46th Avenue, Denver, Colorado 80239.

                  IN WITNESS WHEREOF, the Corporation has caused these Restated Articles to be signed by its duly authorized officer this ___ day of September, 1999.




                                                       Arthur T. Voss, Secretary

                  The undersigned hereby consents to the appointment as the registered agent for the corporation.




                                                       Arthur T. Voss